UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant X
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Check the appropriate box:
____ Preliminary proxy statement	____ Confidential, for use of the Commission only [as permitted by Rule 14a-6(e)(2)].
X Definitive Proxy Statement.
____ Definitive Additional Materials.
____ Soliciting Material Pursuant to §240.14a-12.
National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing fee (check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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100 E. Vine Street

Robert G. Adams

Murfreesboro, Tennessee 37130

President and

Chief Executive Officer

NHC

March 31, 2008

Dear Fellow Shareholder:

It is my pleasure to invite you to attend NHC’s 2008 Annual Meeting of Shareholders.  The annual meeting will be held on Thursday, May 1, 2008 at 4:00 p.m. on the 14th Floor at the City Center in Murfreesboro, 100 E. Vine Street, Murfreesboro, Tennessee.

The Notice of Annual Meeting and Proxy Statement in this mailing describe the business items we plan to address at the meeting.  We also will present a brief report on our business and respond to your questions.

Your vote is very important.  Please take the time to cast your vote regardless of the number of shares you own.  You have the option to cast your proxy vote by telephone or online at Proxyvote.com as provided by Broadridge Financial Solutions.  These are quick, cost-effective and easy ways for you to submit your proxy.  If you vote by telephone or via the internet, you do not need to return the enclosed proxy card by mail.  If you prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

I look forward to seeing you on May 1st.

Best regards,

Robert G. Adams

2

NHC

100 E. Vine Street

Murfreesboro, TN  37130

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

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The 2008 Annual Meeting of the Shareholders (the "Meeting") of National HealthCare Corporation (ANHC@ or the "Company") will be held on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 1, 2008, at 4:00 p.m. CDT.  At the meeting, we will vote on the following items and any other matters that are properly presented at the meeting:

1) Reelect three directors;

2) Approve an amendment to the existing shareholder approved “NHC Executive Officer Performance Based Compensation Plan;” and

3)  Transact such other business as may properly come before the meeting or any continuances of it.

The nominees for reelection as directors are W. Andrew Adams, Ernest G. Burgess III and Emil E. Hassan.  These nominees currently serve as directors of the Company.

The Board of Directors (the ABoard@) has chosen the close of business on Monday, March 3, 2008 as the record date (the ARecord Date@) for the determination of shareholders who must be notified of and who are eligible to vote at the meeting or at any postponement or adjournment of the meeting.

Please use the toll-free telephone number or vote online at Proxyvote.com (provided by Broadridge Investor Services) or sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

As authorized by the Board of Directors,

JOHN K. LINES
Secretary & General Counsel

March 31, 2008

Murfreesboro, Tennessee

Your Vote is Important!

3

NHC

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100 E. Vine Street

Murfreesboro, Tennessee 37130

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PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because NHC’s Board of Directors is asking (or soliciting) shareholders to provide proxies to be voted at our 2008 Annual Meeting of the Shareholders.  The Meeting is scheduled for May 1, 2008, and your proxy will be used at the meeting or at any adjournment or postponement of the Meeting.  In this Proxy Statement, we refer to NHC as “NHC,” “we,” “our” or the “Company.”

What is a proxy?

A proxy is a legal designation of another person to vote your shares.  You may authorize the other person by phone or via an Internet website.  You also may do so in writing by filling out your proxy card if you hold shares in your own name.  If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials.  Most brokers offer voting by mail by completion of a voting instruction card, by telephone or via the Internet.

When is this Proxy Statement (with Annual Report) being mailed?

This Proxy Statement and the proxy card are first being sent to shareholders on or near March 31, 2008.  A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2007, including audited financial statements, is also enclosed.

How can you vote?

You may vote by using the toll-free number or via the Internet at Proxyvote.com.  Your proxy card includes instructions for using these quick, cost-effective and easy voting methods.  You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials.  If you vote by telephone or the Internet, do not return your proxy card by mail.  You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the meeting.  You also may vote by submitting a ballot in person if you attend the meeting.  However, we encourage you to vote by proxy card, by telephone or via the Internet even if you plan to attend the meeting.  If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials.  Most brokers offer voting by mail by completion of a voting instruction card, by telephone and via the Internet.  If you hold shares through a broker or other nominee and wish to vote your shares at the meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the Meeting.

Can I revoke my proxy?

You have the power and right to revoke the proxy at any time before the Meeting.  A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy.  Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

Who is entitled to vote at the meeting?

All shareholders who held shares of common stock or preferred stock at the end of the business day on the Record Date (March 3, 2008) are entitled to receive notice of and to vote at the meeting.

Who may attend the Meeting?

Shareholders (or their authorized representatives) and our invited guests may attend the Meeting.

How will your shares be represented at the meeting?

At the Meeting, the officers named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy.  If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board of Directors recommends, which is:

FOR the reelection of each of the nominees for director named in this Proxy Statement statement; and

FOR the amendment to the existing shareholder approved “NHC Executive Officer Performance Based Compensation Plan.”

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, but if other matters are brought up before or at the meeting, the officers named in your proxy intend to take action in their judgment as is in the best interest of our Company and shareholders.

How many shares will be voted at the Meeting?

All shareholders who hold shares at the end of the business day on the Record Date are entitled to vote at the Meeting.  The outstanding voting securities of the Company as of December 31, 2007 consisted of 12,737,956 shares of common stock, par value $.01 per share ("Common Stock") and 10,841,062 shares of Series A Convertible Preferred Stock, par value $.01 per share (“Preferred Stock”).  Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting.  Each share of Preferred Stock has the right to one vote for each share of Common Stock into which such share of Preferred Stock can be converted.  The number of shares of Common Stock distributed upon conversion of a share of Preferred Stock is currently .24204.   Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the voting power of the shares of Common Stock and Series A Convertible Preferred Stock outstanding on the Record Date, together as a single class, presented in person or by proxy, will constitute a quorum at the Meeting.

How many votes are required for the approval of each item?

In the election of directors and approval of the amendment to the NHC Executive Officer Performance Based Compensation Plan, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required.  In other words, the director nominees receiving the greatest number of votes will be elected.

Shares of Common Stock and Preferred Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

How will abstentions be counted?

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter.

What is a broker non-vote and how is it counted?

If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.  Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

Are there any shareholders that beneficially own more than 5% of NHC’s Stock?

The following information is based upon filings made by the persons or entities identified below with the Securities and Exchange Commission (ASEC@).  Except as set forth below, on December 31, 2007 no person was known to us to own beneficially more than 5% of the outstanding Common Stock or Preferred Stock.

Name And Address Of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percent of Class	Amount & Nature of Beneficial Ownership of Preferred Stock	Percent of Class

W. Andrew Adams 750 S. Church St., Ste. B Murfreesboro, TN 37130	1,428,264(1)	11.2%	1,274,081	11.8%
National Health Corporation (2) P. O. Box 1398 Murfreesboro, TN 37133	1,238,924	9.7%	1,217,417	11.7%
Ira Sochet 1602 Micanopy Avenue Miami, FL 33133	1,022,255	8.0%	-	-
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	864,708(3)	6.8%	-	-
The 1818 Fund II 140 Broadway New York, NY 10005	805,155(4)	6.3%	-	-

________________________________

(1)  This number includes 335,000 shares in stock options outstanding to Mr. Adams.

(2)  Owned solely by the NHC Employee Stock Ownership Trust.  Its Board of Directors is composed of Ernest G. Burgess, Steve Flatt and Michael Ussery, all of whom disclaim any beneficial ownership thereof.

(3)  These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)  This number includes 60,000 shares in stock options outstanding to Mr. Tucker and 55,000 shares owned by Mr. Tucker, all of which The 1818 Fund II disclaims ownership.  Mr. Tucker is a general partner of Brown Brothers Harriman & Co., which is the general and managing partner of The 1818 Fund II.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors are divided into three groups.  Each group is elected for a three-year term and only one group is up for election each year.  At the November 7, 2007 meeting, three directors were nominated for reelection by the Board, each for a term of three years or until their successors are duly elected and qualified.

W. Andrew Adams, Ernest G. Burgess III and Emil E. Hassan, currently directors of the Company, have been nominated for reelection to the Board by the Nominating and Corporate Governance Committee.  They were unanimously approved on motion made by Dr. Abernathy and seconded by Mr. LaRoche.  Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Messrs. Adams,

Burgess and Hassan as directors.

If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS.

PROPOSAL II

APPROVAL OF AN AMENDMENT TO THE

“NHC EXECUTIVE OFFICER PERFORMANCE BASED COMPENSATION PLAN@ - THE APLAN@

Section 162(m) of the Internal Revenue Code of 1986 as amended [ASection 162(m)@] provides that compensation in excess of one million dollars paid for any year to a corporation=s chief executive officer and the four other highest paid executive officers at the end of such year (ACovered Employees@) will not be deductible for federal income tax purposes unless certain conditions are met.  One such condition is that the compensation qualifies as Aperformance based compensation@.  Section 162(m) provides, among other things, that shareholders must be advised of and approve the material terms of the performance goals under which compensation is to be paid, and under certain conditions must re-approve the material terms of the performance goals every five years.  The Company=s ANHC Executive Officer Performance Based Compensation Plan@ was adopted by the Board at its meeting on December 20, 2006 and approved by the shareholders at the 2007 Annual Shareholders Meeting. The Board is asking the shareholders to approve an amendment to the Plan as follows:

In paragraph 1 we propose to revise the Plan to take into consideration the October 31, 2007 issuance by the Company of the Preferred Stock by providing that the return to shareholders on common equity that must be earned after the payment of a $4 million base award but before the payment of any additional incentive bonus be increased by the amount of pretax earnings necessary to pay the dividends on the Preferred Stock.

The amended Plan is attached hereto as Exhibit A for your reference.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AFOR@ PROPOSAL II.

DIRECTORS OF THE COMPANY

NHC has a seven person Board of Directors.  Directors each serve a three year term and may be removed from office for cause only.  The following table gives information about our directors:

Name and Address Of Directors	Age	Position	Expiration of Term

J. Paul Abernathy, M.D. 2102 Greenland Dr. Murfreesboro, TN 37130	72	Director	2009
Robert G. Adams 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	61	Director, CEO & President	2009
W. Andrew Adams 750 S. Church Street, Suite B Murfreesboro, TN 37130	62	Director & Chairman	2008
Ernest G. Burgess III 7097 Franklin Road Murfreesboro, TN 37128	68	Director	2008
Emil E. Hassan 1704 Irby Lane Murfreesboro, TN 37127	61	Director	2008
Richard F. LaRoche, Jr. 2103 Shannon Dr. Murfreesboro, TN 37129	62	Director	2010
Lawrence C. Tucker 140 Broadway New York, NY 10005	65	Director	2010

Dr. J. Paul Abernathy, M.D. (Independent Director) joined the Board in 2003 and is a retired general surgeon.   He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995.  Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky.  Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi.  Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and holds memberships in the Southern Medical Society, the Southeastern Surgery Society, and is a Fellow in the American College of Surgeons.  Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee.  He serves on the Company=s Audit Committee, Compensation Committee and is Chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (CEO, President & Inside Director) has served NHC for 34 years - 18 years as Senior Vice President, 4 years as President and 17 years on the Board of Directors.  He has been Chief Executive Officer since November 1, 2004.  He has extensive long-term health care experience, including serving NHC as a health care center administrator and Regional Vice President.  Mr. Adams has a B.S. degree from Middle Tennessee State University.  He is the brother of W. Andrew Adams and brother-in-law of D. Gerald Coggin.  His son-in-law, Terry Leeman, is the Operations Resource for NHC and his son-in-law, J. Buckley Winfree, is the Administrator of AdamsPlace in Murfreesboro, Tennessee (a wholly owned subsidiary of NHC/OP, L.P.).

W. Andrew Adams (Affiliated Director) has served NHC as Chairman of the Board since 1994 and has been a director since 1974.  Mr. Adams resigned as President and Chief Executive Officer in 2004 but continues as Chairman of the Board, focusing on strategic planning for the

Company.  Mr. Adams serves as Chairman of the Board and President of National Health Investors, Inc.  In addition, he serves on the Board of SunTrust Bank, Nashville.  He is the brother of Robert G. Adams and brother-in-law of Ernest G. Burgess and D. Gerald Coggin.

Ernest G. Burgess, III (Affiliated Director) served as NHC=s Senior Vice President of Operations for 20 years before retiring in 1994.  His Board of Director=s position spans sixteen years.  He has a M.S. degree from the University of Tennessee and is currently the Mayor of Rutherford County, Tennessee.  He is the brother-in-law of W. Andrew Adams. His daughter, Lynn B. Foster, serves as Administrator of NHC HealthCare, Murfreesboro.

Emil E. Hassan (Independent Director) joined the Board in April 2004.   In 2004, he retired from the position of Senior Vice President of manufacturing, purchasing, quality and logistics for Nissan North America, Inc.  He now serves as Chairman of Auto Services Americas, which handles the great majority of Nissan=s vehicle transportation logistics, preparation and delivery requirements and some other auto manufacturer’s vehicles.  Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing.  Mr. Hassan is the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County.  He sits on the board of Middle Tennessee Medical Center and the Tennessee Business Roundtable.  He is a member of the Society of Automotive Engineers, the Leadership Rutherford Alumni Association, the Leadership Nashville Alumni Association and the Rutherford County Chamber of Commerce.  He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch.  Mr. Hassan is Chairman of NHC=s Compensation Committee and also serves on NHC=s Nominating and Corporate Governance Committee and Audit Committee.

Richard F. LaRoche, Jr. (Independent Director) served 27 years with NHC as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002.  He has served as a Board member since 2002.  He has a law degree from Vanderbilt University (1970) and an A.B. degree from Dartmouth College (1967).  Mr. LaRoche serves as a director of National Health Investors, Inc. and Lodge Manufacturing Company (privately held).  Mr. LaRoche serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Lawrence C. Tucker (Independent Director) has been with Brown Brothers Harriman & Co., private bankers, for 41 years and became a general partner of the firm in January 1979.  He served on that firm=s steering committee and was responsible for its corporate finance activities, which included management of the 1818 funds, private equity investing partnerships with originally committed capital of approximately $2 billion. The 1818 Fund II is an investor in NHC.  Mr. Tucker has been a director since 1998 and is Chairman of NHC=s Audit Committee and serves on the Compensation and Nominating and Corporate Governance Committees.

EXECUTIVE OFFICERS OF THE COMPANY

Officers serve at the pleasure of the Board of Directors for a term of one year.  The following table gives information about our executive officers (those not serving on the Board):

Name and Address of Directors & Executive Officers	Age	Position

Joanne M. Batey 100 Vine St., Ste. 800 Murfreesboro, TN 37130	63	Senior Vice President, Homecare
D. Gerald Coggin 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	56	Senior Vice President, Corporate Relations
Donald K. Daniel 100 Vine St., Ste. 1200 Murfreesboro, TN 37130	61	Senior Vice President & Controller, Principal Accounting Officer
Stephen F. Flatt 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	52	Senior Vice President, Development
David L. Lassiter 100 Vine St., Ste. 600 Murfreesboro, TN 37130	53	Senior Vice President, Corporate Affairs
John K. Lines 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	48	Senior Vice President, Secretary & General Counsel
Julia W. Powell 100 Vine St., Ste. 800 Murfreesboro, TN 37130	58	Senior Vice President, Patient Services
Charlotte A. Swafford 100 Vine St., Ste. 1100 Murfreesboro, TN 37130	60	Senior Vice President & Treasurer
Michael Ussery 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	49	Senior Vice President, Operations

Joanne M. Batey (Senior Vice President, Homecare) has served NHC since 1976.  She served as Homecare Coordinator for five years before being named Vice President in 1989.  Prior to that she was Director of Communication Disorders Services for NHC.  Ms. Batey received her bachelor=s and master=s degrees in speech pathology from Purdue University.

D. Gerald Coggin (Senior Vice President, Corporate Relations) has been employed by NHC since 1973.  He served as both a health care center administrator and Regional Vice President before being appointed to his present position.  He received a B.A. degree from David Lipscomb University and an M.P.H. degree from the University of Tennessee.  He is responsible for the Company=s rehabilitation, managed care, hospice, legislative activities, investor and public relations.  He is the brother-in-law of W. Andrew Adams and Robert G. Adams.  His son, Robert Coggin, is Life Safety Coordinator for NHC.

Donald K. Daniel (Senior Vice President & Controller, Principal Accounting Officer) joined the Company in 1977 as Controller and serves as the Principal Accounting Officer.  He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Stephen F. Flatt (Senior Vice President, Development) joined NHC in June 2005.  He served as the President of Lipscomb University from 1997 through June 2005 and prior to that President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb.  Dr. Flatt served on the Board of Directors for the NCAA Division I, as President of the Atlantic Sun Athletic Conference and is a past chair of the Board of Directors of the Tennessee Independent College and Universities Association.  He currently is a member of the Board of SunTrust Bank in Nashville and a member of the Board of Directors of the Rutherford County YMCA.  Dr. Flatt received his B.A. degree from David Lipscomb College and his M.S. degree and PhD from George Peabody College of Vanderbilt University.

David L. Lassiter (Senior Vice President, Corporate Affairs) joined the Company in 1995.  From 1988 to 1995, he was Executive Vice President, Human Resources and Administration for Vendell Healthcare.  From 1980-1988, he was in human resources positions with Hospital Corporation of America and HealthTrust Corporation.  Mr. Lassiter has a B.S. and an M.B.A. from the University of Tennessee.

John K. Lines (Senior Vice President, Secretary & General Counsel) joined the Company in 2006.  He served as General Counsel of Trinsic, Inc. from May 2005 through August 2006.  Prior to that Mr. Lines was the Assistant General Counsel of Quest Communications International from April 2003 to May 2005.  Prior to April 2003, Mr. Lines acted as General Counsel to several companies including Sorento Networks, Inc., ResortQuest International, Inc. and Insignia Financial Group, Inc.  He was also an associate with the law firm of Squire, Sanders and Dempsey.  Mr. Lines has a B.S. in both Accounting and Finance from Purdue University and a J.D. from Indiana University-Bloomington.

Julia W. Powell (Senior Vice President, Patient Services) has been with the Company since 1974.  She has served as a nurse consultant and director of patient assessment computerized services for NHC.  Ms. Powell has a bachelor of science in nursing from the University of Alabama, Birmingham, and a master=s of art in sociology with an emphasis in gerontology from Middle Tennessee State University. She co-authored Patient Assessment Computerized in 1980 with Dr. Carl Adams, the Company=s founder.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of the Company since 1985.  She joined the Company in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer.  She has a B.S. degree from Tennessee Technological University.

Michael Ussery (Senior Vice President, Operations) has been with the Company since 1980.  During his tenure with NHC he has served as Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations.  Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005.  Mr. Ussery has a B.B.A. from Notre Dame and an M.B.A. from Middle Tennessee State University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held 11 meetings during 2007.  All directors were present at the regularly scheduled meetings of the Board and of committees on which they served, with Mr. Hassan unable to attend a special telephonic meeting on February 23, 2007.  The Company strongly urges, but does not require, directors to attend the Annual Meeting of the Shareholders.  At the 2007 Annual Meeting all directors were in attendance.  Mr. Tucker and Mr. LaRoche were unable to attend the October 25, 2007 Special Meeting of the Shareholders.  The American Stock Exchange (AAMEX@) listing rules require that a majority of the Board be comprised of independent directors.  The Board has identified Dr. Abernathy, Mr. Hassan, Mr. LaRoche and Mr. Tucker as independent directors.  Except for Mr. LaRoche, the independent directors have no relationships with the Company.  Prior to May 22, 2002 Mr. LaRoche was an executive officer of the Company; however, since May 22, 2002, Mr. LaRoche has received no compensation from the Company for any services other than that as a director for all time periods after May 22, 2002. The Board of Directors has determined that with the passage of time Mr. LaRoche is independent.

The Board has formed and chartered three subcommittees, the charters being published on NHC=s website at www.nhccare.com.  Each committee is comprised of four independent directors, and each committee is submitting a report in this Proxy Statement.  Each committee adopted its respective charter, which provides that each committee elects a chairman.  These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors.  The committee chairman serves as the presiding officer at committee meetings.

The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues.  The full Board has adopted the NHC Code of Conduct and the NHC Valuesline, which are described on the Company=s website and in this Proxy Statement under the heading AShareholder Communications.@

Finally, we note that the Board has found that Audit Committee member and Chairman Lawrence C. Tucker meets the SEC definition of Aaudit committee financial expert,@ and meets the AMEX definition of an independent director.

BOARD OF DIRECTORS

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee=s responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors.  The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration.  This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company.  Nominations by shareholders should be sent to National HealthCare Corporation, 100 Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee.  Any such nominations by shareholders shall include the candidate=s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company=s Common Stock or Preferred Stock for at least one year as of the date the recommendation is made.  If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board=s consideration, the Committee looks at various criteria including experience, an understanding of the health care industry, finance and accounting.  The principal qualification of a director is the ability to act successfully on the shareholders= behalf.  The Committee then evaluates each nominee and does an internal rank ordering.  Existing Board members are automatically considered by the Committee for reelection.  The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities.  The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee held two meetings in 2007, with the meeting on November 7, 2007 resulting in the nominations of W. Andrew Adams, Ernest G. Burgess III and Emil E. Hassan for reelection to the Board.

Submitted by the National HealthCare Corporation Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Emil E. Hassan
Richard F. LaRoche, Jr.
Lawrence C. Tucker

Report of the Audit Committee

The Audit Committee met four times in 2007 and has filed the following report.  The Audit Committee engaged BDO Seidman LLP (ABDO@) for the quarterly 2007 reviews and the December 31, 2007 audit.   Representatives of BDO will attend the meeting, have an opportunity to make a statement if they desire, and be available to answer appropriate questions from the shareholders.

During 2007, the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC's financial statements with generally accepted accounting principles, as well as attesting to the effectiveness of NHC=s '404 Review.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this Proxy Statement.  It also meets quarterly in executive session with the Company=s '404 compliance officer and BDO.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and AMEX rules.  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Aggregate fees billed for the following categories of services are as follows:

	2006	2007
Audit Fees (1)	$548,390	$807,900
Audit-Related Fees (assurance and related services to the audit)	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other fees	-0-	-0-

(1)  Fees for services related to (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, (ii) quarterly reviews of the Company’s unaudited interim financial statements, (iii) the filing of the Company’s registration statement on Form S-4 and (iv) SEC comment letters received by the Company in 2007.

The Audit Committee=s Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the independent registered public accounting firm, which pre-approval was obtained in all applicable cases.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2007, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below.  Each has been determined to be independent and the Chairman to be financially literate pursuant to American Stock Exchange Rule 121(A).   The Board has also found that Audit Committee member and Chairman Lawrence C. Tucker meets the SEC definition of “Audit Committee Financial Expert.”

Submitted by the National HealthCare Corporation Audit Committee.

Lawrence C. Tucker, Chairman
J. Paul Abernathy, M.D.
Emil E. Hassan
Richard F. LaRoche, Jr.

Report of the Compensation Committee

The Compensation Committee, which met two times in 2007, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the executive officers.

The Chief Executive Officer=s compensation is based on his performance in light of the corporate goals and objectives approved by the Committee.  In determining the long-term incentive component of the Chief Executive Officer=s compensation, the Committee considers the Company=s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years.  The Committee meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the Chief Executive Officer=s performance.  Robert G. Adams has been the Chief Executive Officer since November 1, 2004.

The Committee has reviewed  the Compensation Discussion & Analysis (“CD&A”) with management and based on that review has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into NHC’s Form 10-K.  We have carefully considered these compensation programs, always taking into account shareholders' concerns and feel that our programs and the compensation which they produce for not only our executive officers but also partners in all areas of the Company and its subsidiaries are vital to our continuing efforts to obtain and retain our people and improve our competitive position.

Submitted by the National HealthCare Corporation Compensation Committee.

Emil E. Hassan, Chairman
J. Paul Abernathy
Richard F. LaRoche, Jr.
Lawrence C. Tucker

COMPENSATION DISCUSSION & ANALYSIS

We believe that our partners (as we call our employees) are the single most important element in our success.  We design our compensation program to be as similar as possible for all partners, irrespective of location, title or responsibilities.  For example, we attempt to mirror the compensation plan for our partners who deliver “hands on” care with the compensation of their facility based supervisors, regional office supervisors and home office supervisors, including the executive officers of the Company.  The following overview will discuss each element of compensation both as it relates to our employees generally and specifically to our five named executive officers (“Named Executive Officers”).

Historically we have designed and continually implement a compensation program for all partners with the objective of providing every partner the opportunity to obtain total compensation equal to or higher than individuals in comparable markets or companies providing quality services in long term health care.

Over time our compensation plan has created elements of compensation in three broad areas: first, current cash compensation; second, equity related compensation to allow partners to participate in the growth and performance of the Company; and third, post employment compensation.  Fringe benefits, while not a significant element of our compensation program, are also discussed.

Cash Compensation

1.

Base Salary.  Our partners, including executive officers, are paid a salary which, in keeping with our overriding objective of performance based compensation, is generally less than the salaries of employees at comparable companies, like HCR/Manorcare, Sun Health and Kindred Health, which are similar companies in the long term health care industry.  As the opportunity a partner has to impact the Company’s overall profitability and quality goals increases, the percentage of their income derived from base salary should decrease.  In general, we have no employment agreements with our partners, including the Named Executive Officers, other than our center administrators and directors of nursing, whose contracts are of one year duration.  Based on public documents, we believe that base salaries for our Named Executive Officers are below salaries for comparable executive officers at “peer” companies, but our Named Executive Officers are afforded a greater opportunity for performance compensation.

2.

Bonus Compensation.  Our partners, from the hourly workers in the health care centers to the Named Executive Officers, have the opportunity to participate in cash incentive compensation plans.  All of our officers, both Named Executive Officers and other executives, have allocated among themselves the responsibility for predetermined annual Company financial and quality objectives and can earn performance bonuses from the Pool described below.  In addition, certain executive officers, including Named Executive Officers, have the opportunity to earn performance bonuses in amounts predetermined in specific individual plans and payable upon obtaining the goals and objectives of that plan.

These bonuses are typically funded from our “NHC Executive Officer Performance Based Compensation Plan” (the “Plan”), which has been in operation in one form or another since 1977.  The current plan was established and approved by our shareholders at the 2007 Annual Shareholders Meeting.  This Plan requires that we achieve a significant annual return for our shareholders prior to any material performance compensation awards.  At the commencement of each calendar year the Board approves a pre-tax earnings goal.  A $3,000,000 base bonus is available for award even if the performance goals are not met.  If the pretax earnings goal is met, a Performance Incentive Bonus Pool (the “Pool”) is calculated with a second component calculated as follows:

•

Shareholders must first receive a 15% return on beginning equity after including the expense of the $3 million based award; and

•

Then an incentive bonus is allowed equal to 30% of the amount in excess of the 15% return on beginning equity.

The Plan is available for performance compensation to our Named Executive Officers, as well as others.  Since the Plan was approved by the shareholders, we are able to fully deduct for tax purposes compensation paid under the Plan. At the conclusion of each fiscal year and after consultation with the CEO, the Board allocates (in accordance with the terms of the Plan) the Pool among the Named Executive Officers and, in consultation with management, among other participants.

In making its allocation of the Pool, our Board’s Compensation Committee initially reviews our CEO’s salary and allocates a portion of the bonus to him based on his performance in light of the attainment of the corporate goals and objectives formulated for that fiscal year.  The goals and objectives are communicated to the executive officers early in the year.  In addition and as part of the Committee’s analysis, the Committee studies the compensation paid in comparable companies for comparable positions.  Finally, the Committee considers any stock awards or other compensation paid to our executive officers for that fiscal year.

Equity Based Compensation

Our equity based compensation program has two main components.  First, for every year since we have been a public company (1983) we have maintained a Partner Stock Purchase Plan (the “PSPP”).  Pursuant to the PSPP, every partner in the Company may contribute, by payroll deduction, up to $25,000 per year which is then used at the end of the year to purchase from the Company shares of common stock at a price equal to the lesser of the closing price on the first trading day of the fiscal year or the closing price on the last trading day of the fiscal year. Tax regulations prohibit us from allowing participation in the PSPP by any partner who is a 5% or greater shareholder.  The purpose of the PSPP is to encourage our partners to acquire equity ownership in the Company by allowing them to purchase our equity at an advantageous price.  Of our five Named Executive Officers, Robert G. Adams, Donald K. Daniel and D. Gerald Coggin participated in the PSPP this year.

The second component of our equity compensation is based upon traditional stock option grants.  We have maintained shareholder approved stock option plans since 1983.  The most recent plans were adopted in 2004 and 2005.  Although these plans authorize the Board and its Compensation Committee to issue various types of derivative equity, including stock appreciation rights and restricted stock, only traditional stock option grants have been issued. Every stock option we have issued has been with an exercise price set at the trading price of our stock on the American Stock Exchange on the stock option’s grant date.  The objective of our stock option policy is both to reward participating partners for their efforts by sharing in the

Company’s stock value increase and, second, to induce partners to remain with us.  We accomplish the latter by granting five year stock options.  Additionally, from time to time the Board has approved the use of part of the bonus allowed under the NHC Executive Officer Performance Based Compensation Plan to be paid as a special cash bonus to participating partners to assist them in exercising the stock options.  In the last five years, stock option grants have been made to a group of Board identified “Key Employees” which includes executive officers, department heads, regional staff and certain home office partners, generally 30 to 40 partners in total.    Robert G. Adams, D. Gerald Coggin, Donald K. Daniel, Charlotte A. Swafford and R. Michael Ussery, our Named Executive Officers, received $1,355,353, $451,952, $451,952, $451,952 and $346,253, respectively, to assist in exercising options.  These amounts are subject to forfeiture by each Named Executive Officer if any such officer leaves the Company prior to March 2009.

Stock options to executive officers are generally granted every three to four years.  Stock options were last granted to executive officers in 2004, except for two recently hired executives who were granted stock options in February 2007.  The grant of stock options is recommended to the Compensation Committee by the executive officers.  Historically there have been some stock option grants which were not exercised because they were never “in the money.”  The Company has never repriced stock options.  We have never had written policies for the issuance of stock options but historically the Committee has utilized management’s recommendations, along with a review of the group of individuals recommended in approving the stock option grants.  Also, the Committee, upon approval of the grants, has normally authorized management to grant the stock options at their discretion.  The Company has never relied upon either the release of material information or the non-release of material information when issuing the grants.

Retirement and Post Employment Compensation

In keeping with our focus on performance compensation we also believe in the personal responsibility of the partners to plan for their retirement. To this end we have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all partners, including our Named Executive Officers and provided by a third party.  Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer.  All of our key employees are considered highly compensated and thus are greatly curtailed in their ability to contribute to the 401(k) Plan.  Accordingly, the Company offers its highly compensated employees the opportunity to participate in a non-qualified Key Employee Deferred Compensation Plan (the “Key Employee Plan”) provided by a third party.  Both plans offer participants a menu of investment choices.  In the 401(k) Plan, the Company matches the partner’s contributions to the plan in an amount equal to 50% of the partner’s contribution up to 2.5% of the their total quarterly compensation.  The 401(k) Plan has an option of investing in our Common and Preferred Stock, but the matching contribution is made irrespective of the investment choices by the partner.

In the Key Employee Plan, the Company will match 15% of a partner’s contribution to the plan only to the extent the partner’s contribution is invested in our stock.  All Company contributions are vested when the participant has been in the plan for eight years.  Two of the

Company’s Named Executive Officers, Mr. Daniel and Mr. Ussery, made contributions to the third party provided Key Employee Plan in 2007, with the amounts of the Company contribution being disclosed in the Summary Compensation Table and their individual deferrals detailed in the narrative.  All of the Named Executive Officers are now 100% vested in the Company match.  The Key Employee Plan is not provided by the Company; it is provided by National Health Corporation.  We reimburse National Health Corporation actual expenses incurred by it, plus a fee of one percent for other administrative services.

Fringe Benefits

The following fringe benefits are available to all of our managerial partners, including the Named Executive Officers:

-

Cars are provided to those officers or partners whose job requirements dictate travel in excess of 20,000 miles per year.  None of our Named Executive Officers have such cars.

-

Normal and customary business expenses incurred in the performance of the Company’s duties are reimbursed based upon written guidelines.

-

We lease a stadium box (seats 18) at L.P. Field in Nashville, Tennessee, home of the NFL’s Tennessee Titans.  This box is allocated on a game by game basis to NHC’s various regions but one Named Executive Officer is generally expected to be in the box as a host for each game.  Most of our Named Executive Officers personally purchase their own tickets to the games.

-

All full time partners, whether hourly or salaried, are covered with Company sponsored health insurance and must individually pay a portion of the premium for the plan in which they enroll.  In addition, all benefit eligible employees are provided with a life insurance component, the premium of which is paid for all employees by the Company.

2007 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	Change in Pension Value & Nonqualified Def. Comp. Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert G. Adams President & CEO (6)	2007 2006	132,144 145,385	1,000,000 950,000	0 0	197,135 206,501	0 0	0 0	52 52	1,329,331 1,301,938
D. Gerald Coggin SVP Corp. Relations	2007 2006	114,904 111,356	0 10,000	0 0	48,358 54,906	451,952 392,590	0 0	1,252 1,452	616,466 570,304
Donald K. Daniel SVP & Controller, Prin. Acct. Officer	2007 2006	124,808 124,231	725,000 600,000	0 0	52,796 57,730	0 0	0 0	21,374 19,047	923,978 801,008
Charlotte A. Swafford SVP & Treasurer	2007 2006	124,808 124,231	751,000 600,000	0 0	48,116 54,746	0 0	0 0	52 52	923,976 779,029
Michael Ussery SVP, Operations	2007 2006	113,104 111,949	20,000 20,000	0 0	38,492 42,082	469,515 436,785	0 0	14,069 14,099	655,180 624,915

(1)

The NHC Executive Officer Performance Based Compensation Plan is designed to reward executive officers and other key employees of the Company.    If the Company meets certain performance targets, the plan creates a minimum $3 million pool which can be increased by 30% of any pre-tax income of the Company above a 15% return to shareholders on beginning equity. The Compensation Committee recommends and the Board approves an initial allocation of the amounts earned subject to a final allocation made by the Compensation Committee and ratified by the full Board at the end of the fiscal year. At the end of 2007 the Compensation Committee allocated $1,000,000 of this pool to the Chief Executive Officer and lesser amounts (as identified in the Summary Compensation Table) to the other four Named Executive Officers. Mr. Robert Adams’ bonus is larger than the other Named Executive Officers as he has a greater ability to affect corporate performance and thus a great deal of his pay is “at risk.” The allocations for Mr. Coggin and Mr. Ussery were based on their success in reaching the Company’s 2007 goals for which they were responsible.  Mr. Adams, Mr. Daniel and Ms. Swafford, due to their positions, were not held responsible for the performance of specific goals, thus their allocation of the NHC Executive Officer Performance Based Compensation Plan is strictly as determined by the Compensation Committee and ratified by the Board.  In determining the amount to reward Mr. Adams, Mr. Daniel and Ms. Swafford, the Compensation Committee took into account the total compensation earned by the CEO, Controller and Treasurer at other publicly traded long-term care health care companies, namely HCR/Manorcare, Sun Health and Kindred Health.  Finally, the Compensation Committee calculated the gain to all Named Executive Officers on the stock option awards granted in 2004 which will not vest until 2009.  Based on this analysis, the bonus compensation for Mr. Adams, Mr. Daniel and Mrs. Swafford was allocated as set forth above.

(2)

No stock awards were made to Named Executive Officers or key employees during 2007.

(3)

None of the Named Executive Officers were granted stock options in 2007; however, current outstanding options that were granted in March 2004 have been computed in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) in this column.

(4)

Mr. Coggin and Mr. Ussery have individual performance plans based on quality, financial and growth goals of the Company.

(5)

The amounts listed in the All Other Compensation column are comprised of the Company match to the Named Executive Officers’ 401(k) Plan, Key Employee Deferred Compensation Plan and group term life insurance benefit ($51.96 each).  Mr. Adams and Ms. Swafford did not participate in either the 401(k) Plan or the deferred compensation plan.  Mr. Coggin received a $1,200 match to his 401(k) Plan and $0 to the deferred compensation plan account.  Mr. Daniel received a match of $2,812.50 to his 401(k) Plan account and $18,510 to the deferred compensation plan.  Mr. Ussery received a match of $855 to the 401(k) Plan and $13,162.50 to the deferred compensation plan.

(6)

Robert G. Adams is also a director of NHC but receives no compensation as a director.

During 2007, Mr. Adams and Mrs. Swafford did not defer any compensation under both the non-qualified deferred compensation plan and the Company’s 401(k) Plan.  Mr. Coggin did not defer any compensation under the non-qualified deferred compensation plan but did make contributions under the Company’s 401(k) Plan in the amount of $10,400.  Mr. Daniel deferred $123,400 under the non-qualified deferred compensation plan and $12,150 under the 401(k) Plan.  Mr. Ussery deferred $87,750 under the non-qualified deferred compensation plan and $8,055 under the 401(k) Plan.

In the column entitled “All Other Compensation” no amounts are shown for any of the executive officers for the use of the Company’s NFL box at L.P. Field in Nashville since most of our executive officers have personally purchased their own seats.

For additional details on the Key Employee Plan, please see the details in the table so identified.

GRANTS OF PLAN-BASED AWARDS

(None in 2007)

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Under-lying Unexer-cised Options (#) Exercis-able	Number of Securities Under-lying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Under-lying Unexer-cised Unearned Options (#)	Option Exer-cise Price ($)	Option Expir-ation Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert G. Adams President & CEO	0	140,879	0	$20.90	3/23/09	0	0	0	0
D. Gerald Coggin, SVP Corporate Relations	0	28,187	0	$20.90	3/23/09	0	0	0	0
Donald K. Daniel, SVP & Controller, Prin. Acct. Officer	0	28,187	0	$20.90	3/23/09	0	0	0	0
Charlotte A. Swafford, SVP & Treasurer	0	28,187	0	$20.90	3/23/09	0	0	0	0
Michael Ussery, SVP, Operations	0	22,550	0	$20.90	3/23/09	0	0	0	0

(1)  These stock options vest on February 22, 2009.

No equity awards were issued in 2007.  The current outstanding grants to executive officers and other key employees of the Company were stock options issued on March 24, 2004, and in the case of two recently hired executive officers, February 16, 2007, which all vest March 23, 2009.

2007 OPTION EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Adams, President & CEO	29,300	816,298	0	0
D. Gerald Coggin, SVP, Corp. Relations	10,813	301,250	0	0
Donald K. Daniel, SVP & Controller	10,813	301,250	0	0
Charlotte A. Swafford, SVP & Treasurer	10,813	301,250	0	0
Michael Ussery, SVP, Operations	8,650	240,989	0	0

2007 PENSION BENEFITS

The Company does not offer any pension benefit plans; thus this table is not utilized.

2007 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contri-butions in Last FY ($)	Registrant Contri-butions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert G. Adams President & CEO	0	0	-	0	-
D. Gerald Coggin SVP, Corporate Relations	0	0	-	0	-
Donald K. Daniel SVP & Controller	123,400	18,510	-	0	-
Charlotte A. Swafford SVP & Treasurer	0	0	-	0	-
Michael Ussery SVP, Operations	87,750	13,163	-	0	-

(1) The Key Employee Plan is not provided by the Company and as such the Company has no responsibility for Aggregate Earnings or the Aggregate Balance. While the Company funds and expenses the contributions to the Plan, the Company is not obligated to pay the executive the Aggregate Balance of the nonqualified deferred compensation account and the Aggregate Balance is not a claim on the Company’s assets.  Therefore, no amounts are reported under these columns. See the second paragraph under “Retirement and Post Employment Compensation” of the CD&A, starting on page 17.

The Company’s only non-qualified deferred compensation plan has been previously described under “Key Employee Non-Qualified Deferred Compensation Plan.” The above table indicates that only two of the five Named Executive Officers contributed to the plan during 2007, although all five have participated in one or more years.  The amounts set forth in column (c) in the 2007 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in column (i).

DIRECTOR COMPENSATION

Our principles of directors’ compensation are aligned with the overall goals and objectives of overall partner compensation.  That is, the directors (as the policy makers for the Company) should be compensated primarily by the financial and quality performance of the Company and only secondarily by cash compensation.  Accordingly, director compensation is divided into two components:

A.

Cash Compensation

Directors receive cash compensation based on meetings actually attended in person.  The current compensation is $3,000 per regularly scheduled meeting attended and is an amount which was recommended to the Board by the Chief Executive Officer but which may be set at the Board’s discretion.  Since 2002, the Company has also chartered and created three Board committees: the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee.  Beginning in 2008, the Chairman of the Audit Committee will receive an additional fee of $8,000 per year and the Chairmen of the Compensation and Nominating and Corporate Governance Committees will each receive an additional fee of $4,000 per year.  No additional payments are made to either committee members or the chairman of these committees; it being the Board’s usual practice to meet as a group for all committee meetings and then adjourn into the full Board meeting.

B.

Equity Awards

Under a Board of Directors Stock Option Plan approved by the Company’s shareholders, directors receive a five year stock option granted and issued on the day of the Annual Meeting of the Shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day.  Such options expire at the end of five years and vest immediately upon grant.  The Board has not historically focused on compensation of comparable companies because it has been able to attract and retain independent Board members at the current compensation level. However, the Board annually reviews its total compensation package in light of compensation paid to directors of comparable health care companies and has found its compensation comparable with similar companies.

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings	All Other Compen-sation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Paul Abernathy, M.D.	15,000	0	145,050	0	0	100,000	260,050
Robert G. Adams	0	0	0	0	0	0	0
W. Andrew Adams	15,000	0	145,050	0	0	100,000	260,050
Ernest G. Burgess III	15,000	0	145,050	0	0	100,000	260,050
Emil E. Hassan	15,000	0	145,050	0	0	100,000	260,050
Richard F. LaRoche, Jr.	15,000	0	145,050	0	0	100,000	260,050
Lawrence C. Tucker	15,000	0	145,050	0	0	100,000	260,050

(1) Stock Option shares unexercised and outstanding include the following: 15,000 shares for Dr. Abernathy, 335,000 shares for Mr. W. Andrew Adams, 140,179 shares for Mr. R. G. Adams, 56,000 shares for Mr. Burgess, 56,000 shares for Mr. Hassan, 73,000 shares for Mr. LaRoche, and 60,000 shares for Mr. Tucker, of which all may be acquired upon the exercise of stock options granted under the Company's 2002 Stock Option Plan, 2004 Stock Plan or 2005 Stock Plan.

(2) Outside directors were each awarded a $100,000 bonus for their service in connection with the NHR merger.

From time to time the Board may form independent committees.  These committees are empowered to retain outside advisors and pay themselves additional compensation for their work.  Mr. Robert G. Adams, as CEO of the Company, receives no compensation for service on the Board of Directors.  Directors W. Andrew Adams, Abernathy, Burgess, Hassan, LaRoche and Tucker each attended four regular Board meetings in 2007, receiving $3,000 per meeting and also attended four special meetings regarding the shareholders’ rights plan, for which they each received a total of $3,000.

The Company’s directors do not participate in any other compensation plans or programs of the Company.

Pursuant to the Company’s shareholder approved Director’s Stock Option Plan, directors who are not executive officers annually receive an option to purchase 15,000 shares of the Company’s common stock at its closing price on the date of the Annual Meeting of the Shareholders each fiscal year.  Pursuant to SFAS 123(R) the 15,000 shares that were granted on April 24, 2007 had a grant date fair value of $9.67 per share.  The option exercise price for these shares, however, is $52.50 per share.  On December 27, 2007, Mr. LaRoche exercised the 2,000 shares that were granted to him on April 24, 2007.

Compensation Committee Interlocks and Insider Participation

Mr. LaRoche was formerly an executive officer of NHC; however, he has received no compensation from the Company (other than director’s fees) since May 2002.  There are no other relationships to disclose regarding any other member of the Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the “SEC”) and the American Stock Exchange.  Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and must make such filings with the SEC within 2 days of any applicable transaction.  The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2007 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely.

SECURITIES OWNED BY DIRECTORS & OFFICERS

The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and Named Executive Officers as a group:

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)(2)	Percent of Class	Amount & Nature of Preferred Stock Beneficial Ownership	Percent of Class
J. Paul Abernathy, M.D., Director	25,475	*	12,388	*
Robert G. Adams, Director & CEO & President	495,811	3.9%	436,308	4.0%
W. Andrew Adams, Director	1,428,264	11.8%	1,274,081	11.8%
Ernest G. Burgess III, Director	206,204	1.6%	147,560	1.4%
Emil E. Hassan, Director	66,000	*	17,000	*
Richard F. LaRoche, Jr., Director	413,986	3.3%	378,064	3.5%
Lawrence C. Tucker, Director	115,000	*	-	-
D. Gerald Coggin, Sr. V.P., Corporate Relations	355,795	2.8%	273,181	2.5%
Donald K. Daniel, Sr. V.P. & Controller, Principal Accounting Officer	214,927	1.7%	140,073	1.3%
Charlotte A. Swafford, Sr. V.P. & Treasurer	189,123	1.5%	152,978	1.4%
Michael Ussery, Sr. V.P., Operations	76,054	*	27,257	*
Directors & Named Executive Officers as a group	3,586,639	28.2%	2,858,890	26.4%

* Less than 1%

(1) Assumes exercise of stock options outstanding.  See AOption Plans.@ Included in the amounts above are 15,000 shares to Dr. Abernathy, 335,000 shares to Mr. W. A. Adams, 140,879 shares to Mr. R. G. Adams, 56,000 shares to Mr. Burgess, 56,000 shares to Mr. Hassan, 73,000 shares to Mr. LaRoche, 60,000 shares to Mr. Tucker, 28,187 shares to Mr. Coggin, 28,187 shares to Mr. Daniel, 28,187 shares to Ms. Swafford, and 22,550 shares to Mr. Ussery, of which all may be acquired upon the exercise of stock options granted under the Company's 2002, 2004 and 2005 Stock Plans.

(2) None of the shares owned by members of management have been pledged as security for any obligation except as follows:  65,767 shares by Ernest G. Burgess III, 116,141 shares by D. Gerald Coggin, 29,000 shares by Charlotte A. Swafford and 6,519 shares by Michael Ussery.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons

NHC employs two persons who are immediate family members of directors and/or executive officers as described in this Proxy Statement under the caption ADirectors & Executive Officers of Registrant@ and who receive in excess of $120,000 in salary and benefits.  J. Buckley Winfree and Lynn B. Foster are administrators of nursing homes that are affiliated or managed by NHC and are compensated in accordance with the same standards that are applied to administrators at NHC owned, managed or leased nursing facilities.

National Health Investors, Inc.

In 1991, NHC formed NHI as a wholly-owned subsidiary.  The Company then transferred to NHI certain healthcare facilities owned by us and distributed the shares of NHI to NHC’s shareholders.  The distribution had the effect of separating NHC and NHI into two independent public companies.  Mr. W. Andrew Adams is President and Chairman of the Board of NHI as well as Chairman of the Board of NHC.  At December 31, 2007, NHC owned 1,630,642shares (5.9%) of NHI’s outstanding common stock.

On October 17, 1991, concurrent with NHC’s conveyance of real property to NHI, the Company leased from NHI the real property of 40 long-term healthcare centers and three retirements centers.  On December 27, 2005, under an agreement to the master lease, NHC exercised its option to extend the existing master lease on 41 properties for the second renewal term.  The 41 properties include four Florida properties that are leased to and operated by others, but for which NHC continues to guarantee the lease payments to NHI under the master lease.  The 15-year lease extension began January 1, 2007 and includes three additional five-year renewal options, each at fair market value.  Under the terms of the lease, base rent for 2007 totaled $33,700,000 with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year.

National Health Corporation

National Health Corporation (“National”), which is wholly-owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (AESOP@), was formed in 1986 and served as NHC’s administrative general partner when it operated as a master limited partnership through December 31, 1997. NHC manages five centers for National under a management contract that has been extended until January 20, 2018.

In conjunction with NHC’s management contract, the Company has entered into a line of credit arrangement whereby amounts may be due to or from National from time to time.  The maximum loan commitment under the line of credit is $2,000,000.  The interest rate on the line of credit is prime plus one percent and the final maturity is January 20, 2018.  During 1991, NHC borrowed $10,000,000 from National.  The term note payable required quarterly interest payments at 8.5% until December 31, 2007 and at the prime rate plus two percent thereafter.  This note was renewed on January 1, 2008, with the entire principal due at maturity in 2018.

National provides payroll services to NHC, provides employee fringe benefits, and maintains certain liability insurance.  We pay to National all the costs of personnel employed for our benefit, as well as an administrative fee equal to 1% of payroll costs.  At December 31, 2007 National owned 1,238,924 shares (or approximately 9.7%) of NHC’s outstanding common stock and 1,217,417 shares (or approximately 11.7%) of the outstanding preferred stock.  Please refer to Note 4 of the 2007 Form 10-K for more detail regarding NHC’s relationship with National.

Merger with NHR

On October 31, 2007, the Company closed the merger with National Health Realty, Inc. (“NHR”).  In that transaction, each shareholder of NHR received one share of NHC Series A Convertible Preferred Stock and $9.00 in cash in exchange for each share owned of the common stock of NHR.  Directors Dr. J. Paul Abernathy, Robert G. Adams, W. Andrew Adams, Ernest G. Burgess, Emil E. Hassan, Richard F. LaRoche, Jr.,  and executive officers Joanne M. Batey, D. Gerald Coggin, Donald K. Daniel, David L. Lassiter, Julia W. Powell, Charlotte A. Swafford and R. Michael Ussery were all shareholders of NHR and participated in that exchange.

Policies and Procedures for Related Party Persons Review

The Audit Committee of our Board of Directors reviews and evaluates any transaction, arrangement or relationship in which NHC and any of its subsidiaries is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest.

A related party transaction reviewed under the policy will be considered ratified if it is approved by the Audit Committee (the “Committee”) after full disclosure of the related party’s interest in the transaction.  As appropriate for the circumstances, the Committee will review and consider:

•

the related party’s interest in the related party transaction;

•

the approximate dollar value of the amount involved in the related party transaction;

•

whether the transaction was undertaken in the ordinary course of the Company’s business;

•

whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been, or have been, reached with an unrelated third party;

•

the purpose of, and the potential benefits to us of, the transaction;

•

whether any alternatives were considered that would not have involved a transaction with a related party; and

•

any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest.  The Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the ANHC Valuesline@ program in order to enable employees and shareholders to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board.  The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested.  The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response.  All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board of Directors.  The Compliance Officer meets at least annually with the Board in Executive Session.

SHAREHOLDER PROPOSALS

Proposals from shareholders intended for inclusion in the Proxy Statement and form of proxy for the 2009 Annual Meeting of Shareholders must be received by the Company on or before November 25, 2008.   Proposals submitted after November 25, 2008 will be considered untimely for the 2009 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8(e).  Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company.  The Company utilizes the services of Broadridge Financial Solutions to disseminate its proxy materials.  In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.nhccare.com) contains information on the Company, including all public filings (10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like).  We also maintain the following documents on the website, all of which we hereby incorporate herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline information, and

- The NHC Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company.  If there are any amendments or waivers to the Code of Ethics, it will be published on the website.  To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request.  All of our press releases for the last two years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance, job opportunities and a link to the American Stock Exchange to access current trades of NHC stock.  The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/John K. Lines
John K. Lines, Secretary, SVP & General Counsel

March 31, 2008

Murfreesboro, Tennessee

Exhibit A

AMENDED NHC EXECUTIVE OFFICER PERFORMANCE BASED

COMPENSATION PLAN

BE IT RESOLVED that the Board of Directors of National HealthCare Corporation does hereby adopt and recommend ratification by the shareholders of the Company the following "Amended NHC Executive Officer Performance Based Compensation Plan" (the "Plan"):

1.

Performance Incentive Bonus Pool (the "Pool").  The annual Pool shall be calculated as follows:  At the commencement of each calendar year the Board shall approve a pretax earnings goal.  If the pretax earnings goal is met for the year, the Pool shall be formed of two components: first, a base award equal to $4 million and, second, a bonus award calculated as follows:

*  Shareholders must first receive a required return equal to 15% of beginning common equity plus an estimate of the amount of pretax earnings necessary to pay the dividends on preferred stock, after including the expense of the $4 million base award;

*  An incentive bonus is then allowed equal to 30% of the amount in excess of the required return to shareholders.

2.

Eligible Officers.  The Plan shall be available for the five most highly compensated executive officers of the Company as elected from time to time by the Board.  Currently there are five Named Executive Officers, namely Robert G. Adams, President and Chief Executive Officer; D. Gerald Coggin, Senior Vice President, Corporate Relations; Donald K. Daniel, Senior Vice President & Controller; Charlotte A. Swafford, Senior Vice President & Treasurer; and Michael Ussery, Senior Vice President, Operations.

3.

Classes of Participation.  At the commencement of each calendar year the Compensation Committee of the Board of Directors (“Committee”) shall assign a percentage of the Pool to each of the executive officers.  Mr. Robert G. Adams was designated to receive 50% participation for 2007, with the other named executive officers each having received 12.5% participation.

4.

Administration of Plan.  The Committee shall recommend to the Board the appropriate classification for each executive officer, which shall be done at the commencement of each calendar year or upon the retention of employment of an executive officer.  The Committee shall also consult with and advise management as to the allocation of the balance of the incentive Pool to other company employees.  The Committee shall have the full power to interpret and administer the Plan.  The Committee shall have the full power and authority to reduce or eliminate altogether any bonus created pursuant to the Plan, but shall not have the power to re-allocate any executive officer's reduced bonus to any other executive officer or to increase any executive officer's bonus in excess of the bonus earned pursuant to the Plan.

This Plan was adopted and approved by the Board of Directors on the 20th day of December, 2006, approved Company=s shareholders at the Annual Meeting of Shareholders held on April 24, 2007, and is now re-submitted for an amendment to the Plan by the shareholders on May 1, 2008.

s/John K. Lines
Secretary, SVP & General Counsel

PROXY

NATIONAL HEALTHCARE CORPORATION
100 E. Vine Street, Murfreesboro, Tennessee 37130
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Robert G. Adams and/or John K. Lines as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 1, 2008, at 4:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS I & II.

I. ELECTION OF	For nominees listed below:	___ For All
DIRECTORS	(1) W. Andrew Adams
___ Withhold All
(2) Ernest G. Burgess III
___ For All Except
(3) Emil E. Hassan
To withhold authority to vote, mark AFor All
Except@ and write the nominee=s name on the line
below.
_________________________________

II. PROPOSAL TO APPROVE AN AMENDMENT TO THE EXISTING NHC EXECUTIVE OFFICER PERFORMANCE BASEDCOMPENSATION PLAN.

____ FOR	____ AGAINST	____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I & II.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

_________________________________________

________________________________

Signature

Date

_________________________________________

________________________________

Signature, if held jointly

Date

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.